Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

Lamar Advertising Company

(Exact name of registrant as specified in its charter)

Table 1 – Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Class A Common Stock, par value $0.001 per share	Rule 457(o)	(1)	—	$400,000,000	0.00014760	$59,040

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—			—	—	—	—

	Total Offering Amounts					$400,000,000		$59,040

	Total Fees Previously Paid							—

	Total Fee Offsets							$43,640

	Net Fee Due							$15,400

Table 2 – Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims

Fee Offset Sources

Rule 457(p)

Fee Offset Claims	Lamar Advertising Company	424(b)(5)	333-257243	June 22, 2021		$43,640	Equity	Class A Common Stock, par value $0.001 per share	—	$400,000,000

Fee Offset Sources	Lamar Advertising Company	424(b)(5)	333-257243		June 22, 2021						$1,724.86(2)

Fee Offset Sources	Lamar Advertising Company	S-3	333-224579		May 1, 2018						$41,915.14(2)

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any stock splits, stock dividends, recapitalization or other similar transactions.

(2)

The registrant previously registered shares of Class A Common Stock, having an aggregate offering price of up to $400,000,000, by means of a Registration Statement on Form S-3 (Registration No. 333-224579) filed on May 1, 2018. In connection with the filing of the 2018 Registration Statement, the registrant made a contemporaneous fee payment in the amount of $49,800. Shares of Class A Common Stock having a proposed maximum aggregate offering price of $336,667,786 were unsold pursuant to the 2018 Registration Statement when such offering was terminated. The registrant subsequently registered shares of Class A Common Stock, having an aggregate offering price of up to $400,000,000, by means of a Prospectus Supplement dated June 21, 2021 (filed on June 22, 2021) pursuant to a Registration Statement on Form S-3 (Registration No. 333-257243) filed on June 21, 2021. In connection with the filing of the 2021 Prospectus Supplement, the registrant paid a registration fee in the amount of $43,640, comprised of (i) $41,915.14 in offset from the fee related to the unsold securities pursuant to the 2018 Registration Statement and (ii) $1,724.86 in contemporaneous fee payment. No shares of common stock had been sold pursuant to the 2021 Prospectus Supplement when such offering was terminated. Pursuant to Rule 457(p) under the Securities Act, a registration fee credit of $43,640, the amount of the fee attributable to the unsold securities pursuant to the 2021 Prospectus Supplement, is available to offset against the current registration fee for this offering. The remaining balance of the registration fee, $15,400, will be paid in connection with this offering.